UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

URON INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

9449 Science Center Drive New Hope, Minnesota (Address of principal executive offices)	55428 (Zip Code)

Registrant’s telephone number, including area code: (763) 504-3000

(Former name, former address and former fiscal year, if changed since last report)

Item 3.02

Unregistered sales of Equity Securities

On March 6, 2007, the Company issued 500,000 shares of common stock in reliance upon exemptions from registration under Sections 4(2) and 4(6) of the Securities Act. No broker was involved and no commissions were paid in respect to any of these stock issuances. The shares were issued to Donald Miller, the Company's chief executive officer, in consideration of services rendered and to be rendered under his Employment Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2007

URON Inc.

By:	/s/ Donald Miller
Donald Miller
Chief Executive Officer

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